Restoring Intestinal Barrier Health SAGES 2022 Presentation | March 16, 2022 PALI (NASDAQ) | palisadebio.com

Forward Looking Statements Statements in this presentation that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding our research and clinical development plans, hypothesis leading to adhesion formation, severity and incidence of adhesions, growth in the percentage of laparoscopic surgeries, mode of function of other adhesion treatments, potential of LB1148 to reduce adhesions, potential of LB1148 to reduce types of adhesions, strategy, potential of LB1148 to be covered by a patient’s pharmacy benefit, regulatory matters, market size and opportunity and our ability to complete certain milestones, including completion of subject enrollment. Words such as “believe,” “anticipate,” “could,” “estimate,” “aim,” “target,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions that may never materialize or prove to be incorrect. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company, including, without limitation, risks inherent in developing pharmaceutical products, future results from the Company’s ongoing and planned clinical trials, the Company’s ability to obtain adequate financing to fund its planned clinical trials and other expenses, trends in the industry, changes in the competitive landscape, delays or disruptions due to the COVID-19 pandemic, the legal and regulatory framework for the industry and future expenditures. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. The actual results may vary from the anticipated results and the variations may be material. Other factors that may cause the Company's actual results to differ from current expectations are discussed in the Company's filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. These forward-looking statements should not be taken as forecasts or promises, nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this presentation is given. Except as required by law, Palisade Bio assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available. This presentation discusses product candidates that are under clinical study, and which have not yet been approved for marketing by the U.S. Food and Drug Administration. No representation is made as to the safety or effectiveness of these product candidates. Caution should be exercised when interpreting results from separate trials involving separate product candidates. Differences exist between trial designs and subject demographics, which limit the conclusions that can be drawn from comparisons across different trials. This presentation includes statistical and other industry and market data that we obtained from industry publications, third-party research, surveys and studies. The information has been obtained from sources believed to be reliable, although there is no guarantee regarding the accuracy or completeness of such information. The trademarks included herein are the property of the owners thereof and are used for reference purposes only.

Highlights and Implications from Pooled-Study Analysis: LB1148 Has Potential to Impact Adhesion Prevention Overview LB1148 reduced the incidence of adhesions by 72% LB1148 reduced the mean extent and severity of adhesions by 92% By reducing adhesion formation, LB1148 potentially addresses a burdensome and expensive complication of surgery These data present a potentially new mechanism of action in pharmacological development by using GI-tract protease inhibition to affect systemic pathologies Strong safety profile with more than 100 patients treated with no treatment-related serious adverse events

Post-surgical Adhesions Develop in Approximately 93% of Abdominal Procedures[1]



Image used with permission from Clear Passage Physical Therapy, http://www.clearpassage.com/adhesions-and-scar-tissue/abdominal-and-pelvic-adhesions-post-surgical-adhesions/

- The bowel normally has smooth surfaces that easily slide in the abdomen
- Adhesions are scar tissues that form during the healing process, binding tissues and organs that are not normally connected
  - HYPOTHESIS: Proteases, released as a result of bowel manipulation during surgeries, lead to adhesion formation
- Bands of adhesions can constrict organs and tissues, causing organ strangulation and pain

[1] J Chir Viscerale. 2012;149(2):114-126. doi:10.1016/j.jviscsurg.2011.11.006
[2] Ward, B. C. & Panitch, A. Abdominal adhesions: Current and novel therapies. J. Surg. Res. 165, 91–111 (2011).

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PALISADE BIO

Adhesions can form almost anywhere in the abdomen Most often they are formed: between the intestines and the abdominal wall, or within the intestines where they bend and loop Adhesions have varied appearances as: thin sheets of tissue similar to cellophane, or thick, large bands that engulf the intestines Even small, thin bands can lead to bowel obstruction and bowel ischemia Post-Surgical Intraabdominal Adhesions

Unmet Need – Reducing Post-surgical Adhesions Adhesions are a widespread and potentially severe problem after surgery: Up to 93% of abdominal procedures result in post-surgical adhesions #1 cause of secondary female infertility #1 cause of bowel obstruction (up to 75%) 10th most frequent cause of emergency surgery 80% of emergency surgery deaths 400,000 adhesiolysis surgeries in US annually $2.3B in medical costs in US annually Sources: Journal of Surgical Research 165, 91–111 (2011) Causes of female infertility, UpToDate 2020 Etter, K., et. Al.. Impact of postcolectomy adhesion-related complications on healthcare utilization. Clin. Outcomes Res. 10, 761–771 (2018) Non-Adhesion Complications Adhesion Complications Difference Length of Stay 5.2 days 7.2 days 38% Rehospitalization Costs $22,500 $29,800 $7,326/pt.

Limitations: Only product approved for abdominal surgery Only approved for use with laparotomy Seprafilm is not designed for laparoscopies Only reduces adhesions between the abdominal wall and the underlying viscera Disrupts surgical process and extends duration of anesthetics Barrier Film Medical Devices for Adhesion Prevention Seprafilm is a temporary bioresorbable barrier separating tissue surfaces to prevent adhesions In clinical trial, incidence at the midline incision was measured for adhesions formation Effective reduction in adhesions at the incision site, not measured throughout the entire peritoneum Source: Seprafilm Package Insert; June 2020 J Surg Res. 2018 Mar;223:16-21 . 2018 Mar;223:16-21

FDA Approved ADEPT Hydroflotation Medical Device for Prevention in Pelvic Surgery with a Less Than 10% Reduction in Adhesions Success ADEPT is peritoneal fluid used to reduce tissue apposition during surgery, thereby providing a barrier to adhesion formation ADEPT is believed to perform its function through a physical effect by providing a temporary separation of peritoneal surfaces by hydroflotation as a result of maintaining a fluid reservoir Source: Adept (4% icodextrin) Package Insert; March 2006 www.accessdata.fda.gov/cdrh_docs/pdf5/P050011B.pdf FDA approved ADEPT based on fewer than 10% of patients achieving “success” (defined as a decrease ≥ 3 sites with adhesions)

Postoperative Complications are Driven by Proteolytic Activity


DIGESTIVE ENZYMES
HEALTHY MUCOSAL BARRIER

Healthy intestine

Injury (surgery or hypoperfusion)


LEAKED DIGESTIVE ENZYMES

Compromised mucosal barrier

Protease leak and translocation

Proteolytic intestinal permeation

Cascade of disease mechanisms

- ↑ Proteolytic activity
- ↑ Tissue damage/permeability
- ↑ Autodigestion
- ↑ Microbiome imbalance/pathology
- ↑ Pathologic cell signaling activity
- ↑ Inflammatory cell activation/infiltration
- ↑ Receptor degradation

Postoperative complications

- Delayed recovery
- Ileus
- Adhesions
- Inflammation

- Intestinal injury (from surgery or hypoperfusion during surgery) triggers a cascade of disease mechanisms and leads to postoperative complications
- Destructive feedback loop where protease leakage leads to additional intestinal damage

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PALISADE BIO

Novel oral formulation comprised of FDA-approved components Broad-spectrum serine protease inhibitor (tranexamic acid) Plan to utilize 505(b)(2) pathway for approval Fast-track designation for reducing surgical adhesions Issued patents on drug product Patient takes drug at home prior to being hospitalized Surgeon performs the surgery per their practice in the OR LB1148 – In Development to Reduce Post-Surgical Adhesions

Illustrative Patient Journey: GI Surgery with LB1148 Administration 1 Pre-op physical in clinic; Physician writes prescription Bowel prep Anti-nausea Antibiotics LB1148 Covered by pharmacy benefit  2 Prescription filled at pharmacy 3 Preoperative medications taken at home LB1148 4 In-patient surgery 5 Recovery at home Drug is taken at home: Reimbursed by patient’s pharmacy benefit (no cost to hospital) Doesn’t disrupt the surgeon’s practice LB1148 Physician’s Office

LB1148 Reduced Adhesions by 63% in an Animal Model of Bowel Resection with Anastomosis LB1148 dramatically reduces the number of post-surgical adhesions Source: LBS-NC-IL-ADH-0003 DOF Reduced various types of adhesions: bowel to bowel, bowel to abdominal wall, bowel to viscera 63% Reduction p<0.001 Animals receiving LB1148 had fewer adhesions

LB1148 reduced the severity of post-surgical adhesions by 62% LB1148 Reduced Adhesions by 78% in an Animal Model of Abdominal Surgery Without an Enterotomy (Intestinal Incision) Animals receiving LB1148 before surgery had 78% fewer adhesions Source: LBS-NC-ADH-002 DOF Reduced various types of adhesions: bowel to bowel, bowel to abdominal wall, bowel to viscera p<0.01 Vehicle p<0.01 Vehicle 78% Reduction 62% Reduction

Completed Phase 1 GI Surgery Clinical Study Open label, investigator-sponsored, single-arm study of LB1148 in subjects undergoing elective GI surgery Patients take 700 mL of LB1148 as a split dose prior to surgery Study Design 11 subjects Single site in Los Angeles, CA A total of three subjects had adhesion evaluations Scope & Timelines At time of 2nd surgery: Adhesions extent Adhesions severity Adhesion Indications Return of bowel function Hospital length of stay Bowel obstruction Hospital re-admittance Functional Indications Screening Period GI Surgery Postoperative / Discharge LB1148 Day -42 to -1 Day 0 Day 1-14 Follow-up Day 30 Study drug given as a split dose 2-6 hours prior to surgery 6-12 hours prior to surgery Adhesion Assessment Second Surgery GI Surgery Source LBS-IST-POI-101 DOF

GI Surgery (PROFILE-CN) Phase 2 Clinical Study – Partnered Study

Screening Period	GI Surgery	Postoperative / Discharge	Follow-up	Adhesion Assessment
Day -42 to -1	Day 0	Day 1-14	Day 30	Up to 7 months after initial surgery

GI Surgery

LB1148

Placebo

Study drug given as a split dose
2-6 hours prior to surgery
6-10 hours prior to surgery

Scope

- 127 patients
  - 123 Minimally invasive technique
  - 4 Laparotomies
- 6 sites in China
- 14 patients had second surgery
  - 9 Placebo
  - 5 Treated with LB1148

Study Design

- Randomized, double-blind, placebo-controlled, multi-site Phase 2 trial
- Evaluate LB1148 for return of GI function and adhesions in subjects undergoing elective bowel resection with a laparotomy or minimally invasive approach with planned stoma take-down

Functional Indications

Primary Endpoint:

- Time to return of GI function GI2: (1st bowel movement)

Secondary Endpoints:

- Hospital LOS
- Hours to resolution of POI

Adhesion Indications

At time of 2nd surgery:

- Presence of adhesions
- Impact of adhesions on bowel function and pain

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Source LBS-POI-201-CN DOF

PALISADE BIO

GI Surgery (PROFILE-CN) Phase 2 Study: Safe and Well Tolerated LB1148 was well tolerated Drug-related adverse events LB1148 = 10.9% Placebo = 4.8% The most common drug-related AEs were GI disorders LB1148 4.7% Placebo 3.2% No drug-related serious adverse events occurred in the trial Source LBS-POI-201-CN DOF

Key Demographics on Adhesion Data LB1148 Placebo Patients Enrolled 8 9 Male/Female 4 / 4 7 / 2 Median Age (range) 57.5 (40-85) 59 (47-72) Reason for Bowel Resection Colorectal Cancer 8 9 Surgical Approach Laparotomy 2 0 Minimally invasive 6 9

Scoring System to Quantify Adhesions Extent and Severity Coccolini et al., 2013 Adhesion Severity Score 0 = no adhesions 1 = filmy thickness, avascular 2 = moderate thickness, limited vascularity 3 = dense thickness, vascularized Adhesion Assessment Procedure: For each abdominal region, the score of the extent and severity of adhesions are evaluated by the surgeon on Day 0 at the time of surgical closure (baseline) and at the time of second surgery at the beginning of surgery. Intra-abdominal adhesions were graded for nine abdominal regions A through I (right upper, epigastrium, left upper, left flank, left lower, pelvis, right lower, right flank and central). Adhesion Extent Score 0 = no adhesion 1 = minimal (<1/3 of the site is covered) 2 = moderate (1/3 to 2/3 of the site is covered) 3 = extensive (>2/3 of the site is covered)

LB1148 Demonstrated a 72% Reduction in Adhesions 1Compared to placebo 2Fisher’s exact test 3Ouaïsi 2011 The results from the pooled analysis showed that 8/9 (89%) of subjects in the placebo had one or more adhesions   Mirrors published incidence of post-surgical adhesion rate of up to 93% For subjects treated with LB1148, 2/8 (25%) had adhesions observed during the second follow-up surgery, representing a relative risk reduction of 72% (P-value of 0.0152) Reduced the absolute risk by 64%

Placebo subjects' extent and severity adhesion score was 14.3  (±9.19 SEM) LB1148 treated subjects' extent and severity adhesion score was 1.0 (±0.672 SEM) 93% reduction compared to placebo LB1148 Reduced the Adhesions Extent and Severity Score by 93%

Key Findings: LB1148 reduced the relative risk of adhesions by 72% LB1148 reduced the extent and severity of adhesions by 93% The incidence of adhesions in the placebo group was within the expected published incidence Placebo-treated subjects - laparoscopic procedures: 100% LB1148-treated subjects - laparoscopic procedures: 75%

Ronald Hurst, MD Chief Department of Surgery Principle Investigator’s Experience with Using LB1148 for GI Surgery Patients Would you comment on adhesion pathology in your patient population and practice? Do you consider adhesions an unmet medical need? Was LB1148 easy to use in your Scope of Practice Absence of adhesions How would you describe an LB1148 treated abdomen? How do you see LB1148 being utilized in future surgeries? As a surgeon who has performed thousands of abdominal surgeries, the absence of adhesions in three follow-up surgery patients is entirely unexpected Principal investigator’s report:

Ongoing phase 2 clinical study in the US that will capture additional data on adhesions prevention with LB11481 Expected completion of subject enrollment of that study in H2 2022 Transitioning LB1148 for Phase 3 to accelerate the return of bowel function Next Steps for Clinical Studies of LB1148 1 NCT02836470

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